Exhibit 10.16

INDUSTRIAL SPACE LEASE

by and between

POWER GREAT LAKES, INC.

And

DICKAL 770 L.L.C

Dated January 11, 2011

INDUSTRIAL SPACE LEASE

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	17.0 Surrender	9
	17.1 Removal of Tenant’s Property	10
	17.2 Holding Over	10
XVIII.	REMEDIES	10
	18.0 Defaults	10
	18.1 Remedies Cumulative	12
	18.2 No waiver	12
	18.3 Litigation	12
XIX.	MISCELLANEOUS	12
	19.0 Estoppel Certificates	13
	19.1 Landlord’s Right to Cure	13
	19.2 Amendments Must be in Writing	13
	19.3 Notices	13
	19.4 Short Form Lease	14
	19.5 Time of Essence	14
	19.6 Relationship of Parties	14
	19.7 Captions	14
	19.8 Severability	14
	19.9 Law Applicable	14
	19.10 Covenants Binding on Successors	14
	19.11 Brokerage	14
	19.12 Landlord Means Owner	14
	19.13 Lender’s Requirements	15
	19.14 Signs	15
	19.15 Landlord’s Title	15
	19.16 Rights Reserved to Landlord	15
	19.17 Default Under Other Lease	16
	19.18 Condition of Premises	16
	19.20 Receipt of Money After Notice	16
	19.19 Landlord Repairs	16
	19.21 Effective Date	16
	19.22 Corporate Authority	16
	19.23 Attorneys’ Fees	16
	19.24 Security Deposit	17
	19.25 Mortgagee’s Responsibilities for Security Deposit	17
	19.26 Rules Pertaining to Vehicles	18
	19.27 Rules Pertaining to Dumpsters and Outside Storage	18
	19.28 Tenant Washroom Access	18
	19.29 Option to Cancel	18
XX.	LIMIT ON LANDLAND’S LIABILITY	18
	20.0 Exculpatory Clause	18
XXI.	COMPLIANCE WITH ENVIRONMENTAL LAWS	18
	21.0 Compliance During Lease Term	18
	21.1 Tenant’s Responsibility	19
	21.2 Environmental Indemnity	19

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THIS LEASE is made this 11 day of January, 2011 by and between Dickal 770 L.L.C. (hereinafter sometimes referred to as “Landlord”), and Power Great Lakes, Inc., an Illinois Corporation (hereinafter sometimes referred to as “Tenant”), who hereby mutually, covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Dickal 770 L.L.C., Landlord, premises, located at 780 Arthur Ave., Elk Grove Village, Illinois 60007 being that part of the real estate legally described on an exhibit which is attached hereto, identified as “Exhibit A” (hereinafter sometimes referred to as the “Real Estate”), which premises are outlined on the site plan attached hereto as Exhibit B, together with all improvements now located or to be located on said premises during the term of this Lease, together with all appurtenances belonging to or in any way pertaining to the said premises (such premises, improvements, and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as “Leased Premises”). Subject to covenants, agreements and restrictions of record.

1.1 Term. The term of this Lease shall commence on the First day of February, 2011 (hereinafter sometimes referred to as “Commencement Date”) and shall end Fifteen (15) months thereafter, unless sooner terminated as herein set forth, at 11:59 P.M. on the April 30, 2012.

II. POSSESSION

2.0 Possession. Except as otherwise expressly provided herein (or by written instrument signed by Landlord or Landlord’s agent or Landlord’s beneficiaries or their agent, if Landlord is an Illinois Land Trust), Landlord shall deliver possession of the Leased Premises to Tenant on or before the Commencement Date in their condition as of the execution and delivery hereof. If Landlord gives possession prior to the Commencement Date to enable Tenant to fit the leased Premises to its use, such occupancy shall be subject to all-the terms and conditions of this lease (except that Tenant shall not be required to pay rent or excess Impositions during such occupancy). If Landlord shall be unable to deliver possession of the Premises on the Commencement Date by reason of the fact that work required to be done by Landlord hereunder, if any, has not been completed for any reason, or because a prior Tenant has failed to deliver up possession of the Premises, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall the validity of this lease or the obligations of Tenant hereunder be in any way affect. Under such circumstances unless the delay is the fault of Tenant, rent and other charges hereunder shall not commence until the later of the date possession of the Premises is given or the Commencement Date.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied only for the purpose of the warehousing and storage of industrial engines, generators and replacement parts.

3.1 Uses Prohibited. Tenant will not permit the Leased Premises to be used in any manner which would render the insurance thereon void or the insurance risk more hazardous provided, however, that if Tenant’s use of the Leased Premises does make the insurance risk more hazardous and as a result thereof Landlord’s insurance premiums are increased, Tenant shall reimburse Landlord for such increase promptly upon being billed therefor. Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, directly or indirectly, contrary to any statue, rule, order, ordinance, requirement or regulation applicable thereto; or in any manner which would violate any certificate of occupancy affecting the same; or which would cause structural injury to the improvements; or cause the value or usefulness of the Real Estate or any part thereof, to diminish, or which would constitute a public or private nuisance or waste. Tenant shall not obstruct or use for storage or for any purpose other than ingress and egress the sidewalks or entrances.

IV. RENT

4.0 RENT. Beginning with February 1, 2011 Tenant shall pay to, or upon the order of, Dickal 770, L.L.C., c/o Sierra Realty Services, Inc., 1001 E. Ogden Ave:, Suite 201, Naperville, Illinois 60563 until otherwise notified in writing by Landlord, as rent for the Leased Premises, a term rental of One Hundred and One Thousand Two Hundred and Fifty Dollars and 00/100 ($101,250.00) which is payable monthly in advance in installments as follows:

Period	Sq. Ft. Rate	Base Annual Rent	Monthly Base Rate
02/01/2011 - 01/30/2012	$4.50	$81,000.00	$6,750.00
02/01/2012 - 04/30/2012	$4.50	$20,250.00	$6,750.00

If Tenant occupies the Leased Premises for the purpose of preparing the Premises for their occupancy, prior to the Commencement Date, Tenant shall pay any utilities and any pro rated common area expenses from the date of occupancy to the Commencement Date. All payments of rent shall be made without deduction, set-off, discount, or abatement in lawful money of the United States.

4.1 INTEREST ON LATE PAYMENTS. Each and every payment of charges hereunder which shall not be paid when due, shall bear interest at the highest rate, then payable by Tenant in the state in which Leased Premises are located, or in the absence of such a maximum rate, at the rate of ten percent (10%) per annum, from the date when the same is payable under the terms of this lease until the same shall be paid.

4.2 LATE RENT PENALTY. The Tenant agrees to pay said rent, in advance, on or before the first day of each and every month of the term of this Lease and any extended term thereof. In the event the Tenant fails to remit the rental on or before the tenth (10th) day of each and every month in which the rent is due, Tenant agrees to add Four-Hundred Fifty and 00/100 ($450.00) to the rental installment currently in effect.

V. IMPOSITION

5.0 Payment by Tenant. Tenant shall pay to Landlord as additional rent for the Leased Premises Zero percent (0%) of all general real estate taxes which may be levied, assessed or imposed upon the Real Estate and all improvements thereon, becoming due and payable during the term of the Lease. “Impositions” in excess of the 2010 real estate taxes, due and payable in 2011 provided, however that Tenant’s share of such excess impositions shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and as or the expiration date of the Lease term for the last year of the Lease term, all on the basis of the then most recently ascertainable real estate tax bills. The term “Tenant’s Share” shall mean that proportion equal to the area of Leased Premises (21,398 square feet) divided by the total area of the building in which the Leased Premises are located (63,392 square feet), and is hereby agreed to be (33%). Tenant shall also pay to Landlord Zero percent (0%) all expenses including, without limitation, reasonable attorney’s fees and expenses, administrative hearing and court costs incurred by Landlord in contesting or negotiating the amount, assessment or rate of any Imposition or real estate taxes; and of any special assessments levied or assessed upon the Real Estate, or any part thereof, from and after the Commencement Date hereof; provided, however, that Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay its share of only those installments falling due during their term of this Lease, Tenant’s share of such excess Impositions shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor. In the event that the amount of Impositions is increased by reason of - improvements made to the Leased Premises (other than the Unit Improvements, if any), Tenant shall pay to Landlord on demand the entire amount of such increase attributable to such improvements. Notwithstanding, the rentable area of the Leased Premises will consist of the warehouse only and will total 18,000 sq. ft. with access to the lunchroom and one (1) washroom in the office. The general office area is specifically excluded from this lease. Real Estate Taxes are included in the rent as outlined in Section 4.0 Rent. Tenant will have no responsibility for additional real estate taxes during the term.

VI. INSURANCE

6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $1,000,000.00 and for damage to property in an amount of not less than $300,000.00, made by, or on behalf of, any person or persons, firm or corporation arising from related to or connected with the Leased Premises or any act or omission of Tenant. Said insurance shall comprehend full coverage of the indemnity set forth in Section 13.0 hereof;

(b) Tenant from all workmen’s compensation claims and

(c) Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises. The Tenant at its option, may self-insured for plate glass breakage

6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord. The aforesaid insurance shall not be subject to cancellation except after at least thirty

(30) days prior written notice to Landlord and any mortgagee of Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage. If Landlord is an Illinois Land Trustee and the insurance referred to in subsections 6.0 (a), (b) and (c) hereof shall also insure the beneficiary or beneficiaries thereof.

6.2 Excess Insurance Premiums Tenant shall pay to Landlord as additional rent for the Lease Premises Zero percent (0%) of any excess in premiums for casualty and liability insurance (with all endorsements) paid annually by Landlord during the Lease term over the amount of Seven Thousand Six Hundred and 00/100 ($7,600.00). Tenant shall be obligated to pay its share of only those annual premiums which relate to insurance coverage during the term of this Lease. Tenant’s share of such excess premiums shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefore. Insurance premiums are included in the Rent as outlined in Section 4.0 Rent. Tenant will have no responsibility for additional insurance during the term unless the additional insurance is due to activities conducted by Tenant within the Premises.

6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, costs, damage or expense results from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Real Estate, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured hereby releases the other party from any liability it may have on account on such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof provided that in the case of increased cost the other shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect). At the request of Landlord, a mortgage clause may be included in said policies, covering Landlord’s mortgagee.

6.4 The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage or liability insurance which may be carried, endorsed with the following subrogation clause: This insurance shall not be invalidated should the insured waive in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein.

6.5 Landlord’s Insurance. Landlord shall procure and maintain policies of insurance insuring the improvements situated upon the Real Estate against loss or damage by fire or other casualties. Said insurance shall cover loss of rents.

VII. DAMAGE OR DESTRUCTION

7.0 Landlord’s Obligation to Rebuild. In the event the Leased Premises are damaged by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof within sixty (60) days of such damage and shall complete such restoration, repair or rebuilding within 150 days after the commencement thereof, provided that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war material or labor shortages, Governmental regulation or control or other causes beyond the control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. If the casualty or the repair, restoration, or rebuilding caused thereby shall render the Leased Premises untenantable, in whole or in part, an equitable abatement in rent shall be allowed from the date when the damage occurred until the date when the Leased Premises are again fit for occupancy by Tenant. If such a fire, explosion or other casualty damages the building in which the Leased Premises are located to the extent of 50% or more thereof, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within sixty (60) days after occurrence of the event causing the damage. In such event, the obligation of Tenant to pay rent and other charges end as of the date when the damage occurred.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises, or so much thereof, shall be taken or condemned for a public or quasipublic use or purpose by any competent authority and as a result thereof the balance of the Leased Premises cannot be used for the same purpose as expressed in Article III, then and in either of such events, the Lease term shall terminate when possession of the Leased Premises shall be so taken and surrendered and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Real Estate or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any excess Impositions prepaid by Tenant shall be adjusted between the parties.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof, the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Landlord shall repair and restore the Leased Premises and all improvements thereon, provided, however, that if 50% or more of the building within which the Leased Premises are located shall be so taken or condemned. Landlord may terminate this Lease by giving written notice thereof to Tenant within 60 days after such taking. This lease and the term and estate hereby granted shall expire only on the date specified in any Notice of termination. Any portion of the award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord’s sole property. The rent shall be equitably abated following delivery of possession to the; condemning body.

IX. MAINTENANCE AND ALTERATIONS.

9.0 MAINTENANCE. Landlord shall keep and maintain the exterior walls, roof and structural members of the building of which the Leased Premises are a part, and the parking lot, sidewalk and landscaping on the Real Estate in good order and repair, except for loss by fire or other casualty, which loss is covered by Article VII of this Lease and except for any damage, repairs, maintenance or replacements caused by Tenant’s misuse of the Leased Premises or Tenant’s negligence. In addition, Landlord shall provide for exterior landscaping maintenance and remove snow accumulations from the parking areas. Tenant shall pay zero percent (0%) of the cost for landscape maintenance and replacements, parking lot maintenance, exterior light maintenance, fire alarm monitoring, repairs, testing, fire sprinkler testing and repairs and back flow inspections for the fire and domestic water services to be paid ten (10) days after receipt of Landlord’s or Landlord’s designated contractor’s invoice. Landlord shall supply and Tenant shall pay Thirty Three percent (33%) of the Landlord’s cost for snow removal and salting of the parking areas, drive isles, parking lot entrances, loading docks and drive in door areas. Tenant is responsible for removing snow accumulation and salting Tenant’s side walks and the area immediately adjacent to the loading dock, drive in door and service doors, not plowed by Landlord contractor. Tenant shall keep and maintain the balance of the exterior and the entire interior in a clean and sanitary condition and maintain all heating, plumbing, electrical and mechanical systems of the Lease Premises and in good condition and repair. In addition, Tenant shall be responsible for all damage, repairs, maintenance, and replacements caused by the negligence or misuse of the Leased Premises by Tenant, Tenant’s agents, servants, employees or invitees. Tenant shall fully comply with all health and police regulations in force, and shall conform with the rules and regulations of fire underwriters or their fire protection engineers. Tenant shall promptly remove any debris left in the parking area or other exterior areas of the Leased Premises by Tenant, its employees, agents or contractors.

9.1 ALTERATIONS. Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises. If due to Tenat’s occupancy, Tenant shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof, required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private). Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, swom contractor’s statements and supporting lien waivers) evidencing payment in full for such work.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (c) sublet the Leased Premises or any part thereof; or (d) permit the use or occupancy of the Leased Premises or any thereof by anyone other than Tenant. Landlord agrees that it will not unreasonably withhold its consent to any assignment or sublease, provided that if Tenant requests Landlord’s consent to a sublease of the entire Leased Premises, Landlord may, in lieu of granting such consent or reasonably withholding the same, terminate this Lease, effective on the commencement date specified in the sublease to which Landlord’s consent was requested. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any Corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation o merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; and (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

10.2 Other Transfer of Lease. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey mortgage, pledge, or encumber this Lease or any interest herein.

10.3 Corporate Action as Assignment. The restriction against assignment of this lease or subletting of the demised premises shall not be circumvented by the sale of the stock of any corporate tenant or by the sale of assets, dissolution, liquidation, merger, or consolidation of said corporation; except as otherwise provided herein or with landlord’s consent.

10.4 Partnership Action as Assignment. The admission of any new partner, or the death or resignation of an original partner shall not constitute a violation of the clause against assignment or subletting by any partnership that may be a tenant.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises or the Real Estate, nor shall the interest or estate of Landlord in the Leased Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises or the Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises and the Real Estate.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises or the Real Estate to become subject to any mechanics’ laborers’ or materialmen lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been perform on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises or the Real Estate by reason of nonpayment thereof; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. The cost of all separately metered services, including but not limited to gas, water, sewer and electricity shall be paid by Tenant. Landlord shall provide service connections for water, sewer, electricity and gas within the Leased Premises. The Landlord does not warrant that any of the utilities for which he shall provide service connections, will be free from any interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy or government action, repairs, renewals, and improvements, alterations, strikes, walkouts, picketing whether legal or illegal, accidents, or any other cause or causes. Any such interruption of the utilities shall never be deemed an eviction or disturbance of the tenants use and possession of the premises or any part thereof or render the landlord liable to the tenant for damages or relieve the tenant from performance of the tenant’s obligations under this lease.

XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant will protect indemnify and save harmless Landlord and Landlord’s agents (and Landlord’s beneficiary or beneficiaries and their agents if Landlord is an Illinois Land Trustee) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitations, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or resulting from any act or omission of Tenant or anyone claiming by through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit, or proceeding is brought against Landlord and/or Landlord’s agents (and/or Landlord’s beneficiary or beneficiaries or their agents if Landlord is an Illinois Land Trustee) by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel approved by Landlord.

13.1 Waiver of Certain Claims. Tenant waives all claims it may have against Landlord and Landlord’s agents (and Landlord’s beneficiary or beneficiaries and their agents if Landlord is an Illinois Land Trustee) for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Real Estate or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Real Estate or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Real Estate or of any other person including Landlord to the extent permitted by law. This Section 13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of other Tenants, or occupants or any part of the Real Estate or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused by or result from any thing or circumstances above mentioned or referred to, or to any other thing or circumstances whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Real Estate shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

XIV. INSPECTION

14.0 Inspection. Landlord, or Landlord’s agent, may enter the Leased Premises at any time for the purpose of inspecting same, or of making repairs which Tenant may neglect or refuse to make in accordance with the covenants and agreements of this Lease, and also for the purpose of showing the Leased Premises to persons wishing to purchase the same; or at any time within six (6) months prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises. Tenant shall within six (6) months prior to the expiration of the Lease term, permit the usual notice of “To Rent” or “For Sale” to be placed on the Leased Premises and to remain thereon without molestation.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfere with by Landlord or by any person claiming by, through or under Landlord.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or first trust deed that is or hereafter may he placed upon the Real Estate and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgage or trustee named in said mortgage or trust deed shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default. Any first mortgage or first trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgage or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvement thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant), together with all duct work. All additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal in writing at or before the time of such termination of this Lease. If Landlord so requests removal of said additions, hardware, non-trade fixtures and all improvements and Tenant does not make such removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s trade fixtures and all of Tenant’s personal property and equipment other than such personal property and equipment as are referred to in subsection 17.0; provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removals. If Tenant does not remove Tenant’s furniture, machinery;, trade fixtures and all other items of personal property of every kind and description from the Leased Premises prior to the end of the term, however, ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord, on demand, or Landlord may treat such property as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a monthly rental of double the rate of rent payable hereunder for the Lease term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over after the expiration of this Lease, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if:

(a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within 30 days from the date o the entry or granting thereof; or

(b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

(c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d) The Leased Premises are levied upon or attached by any revenue officer, Sheriff, or similar officer; or

(e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within 30 days from the date of entry or granting thereof; or

(f) Tenant shall vacate the Leased Premises or abandon the same during the term hereof; or

(g) Tenant shall default in any payment of rent or other charge required to be paid by Tenant hereunder when due as herein provided and such default shall continue for 5 days after notice thereof in writing to Tenant; or

(h) If Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

(j) Tenant shall repeatedly be late in the payment of rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed, or performed by Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

Upon the occurrence of any one or more of such events of default, Landlord may terminate this Lease. Upon termination of this Lease, Landlord may re-enter the Leased Premises with or without process of law using such force as may be necessary, and remove all persons, fixtures and chattel therefrom, and Landlord shall not be liable to prosecution for any damages resulting therefrom. Such re-entry and repossession shall not work a forfeiture of the rents or other charges to be paid and covenants to be performed by Tenant during the full term of this Lease. Upon such repossession of the Leased Premises, Landlord shall be entitled to recover as liquidated damages and not as a penalty a sum of money equal to the value of the rent and other sums provided herein to be paid by Tenant to Landlord for the remainder of the Lease term, less the fair rental value of the Leased Premises for said period. Upon the happening of any one or more of the above-mentioned events Landlord may repossess the leased Premises by forcible entry or detainer suit, or otherwise, without demand or notice of any kind to Tenant (except as herein about provided for) and without terminating this Lease, in which Landlord may but shall be under no obligation so to do, relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining, under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to charge the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premise, Tenant shall pay to Landlord on demand as liquidated damages and not as a penalty a sum equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees, and broker’s Commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If default shall he made in any covenant, agreement, condition or undertaking herein contained to be kept, observed and performed by Tenant, other than the making of any payments as herein provided, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant, prior to the expiration of thirty (30) days from and after the giving of such Notice, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Landlord shall not have the right to declare the said term ended by reason of such default or to repossess without terminating the Lease, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder, for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as the occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

18.3 Mitigation. In the event of any default by Tenant, and in the further event of subsequent damage to the Landlord, which the common law or any statute applicable thereto requires the landlord to mitigate, the Landlord shall not be required to accept a proffered sub-tenant.

XIX. MISCELLANEOUS

19.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days prior written request from landlord execute, acknowledge, and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or Real Estate and their respective successors and assigns.

19.1 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims) after complying with the notice provisions established in Article XVIII; and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys’ fees, shall be so much additional rent due on the next rent date after such payment together with interest except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the state of Illinois or in the absence of such rate at the rate of ten percent (10%) per annum, from the dated the advance to the date of repayment by Tenant to Landlord.

19.2 Amendments must be in Writing. None of the covenants, terms or conditions of this Lease, to kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged, and delivered by the other party.

19.3 Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant, Power Great Lakes, Inc., 655 Wheat Lane, Wood Dale, Illinois 60191 or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord as follows Dickal L.L.C., c/o Sierra Realty Services, Inc., 1001 E. Ogden Ave., Suite 201, Naperville, Illinois 60563 or at such other address as Landlord may theretofore have furnished by written notice to Tenant. The effective date of such notice shall be one (1) day after delivery of the same to the United States Post Office for mailing. It shall also be sufficient (a) to deliver or cause to be delivered to the Tenant a written or printed copy of any notice, or (b) to leave a written or printed copy of any notice with any person above the age of thirteen (13) years in possession of the premises or to affix the same upon any door leading into the premises in which event the notice or demand shall be deemed to have been served at the time the copy is so left or affixed. All notices or demands shall be signed by or on behalf of the Landlord.

19.4 Short Form Lease. This lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing, the name of the parties, the legal description and the term of the of Lease.

19.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

19.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship o principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

19.7 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provision hereof.

19.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining, terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

19.9 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

19.10 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking contained in this Lease.

19.11 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Sierra Realty Services, Inc. (SRS) and Colliers, Inc. Landlord shall pay the total commission due and owing on account of this lease transaction to SRS, who shall then be entirely responsible for the payment of any commissions owed to the sub-agent, Colliers, Inc. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

19.12 Landlord Means Owner. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

19.13 Lender’s Requirements If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant, shall, within ten (10) days after the effective date of landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery Or Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

19.14 Signs. Tenant shall install no exterior sign without Landlord’s prior written approval of detailed plans and specifications therefor. The Tenant shall not install any antennae, aerial wires or other equipment outside the premises without, in each and every instance, prior approval in writing by the Landlord.

19.15 Landlord’s Title. The title of the Landlord, Dickal 770 L.L.C., or any successor, and the interest of the beneficiaries thereunder are and always shall be paramount to the title of the Tenant and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Dickal L.L.C. or any successor.

19.16 Rights Reserved to Landlord. Subject to the terms and provisions of this Lease, the Landlord reserves all rights to the demised premises, including but not limited to the following:

(a) To change the name or street address of the premises without notice or liability to the Tenant.

(b) To install and maintain a sign or signs on the exterior of the premises, or upon the Real Estate.

(c) During the last ninety (90) days of the term or any part thereof, if during or prior to that time the Tenant vacates the premises, to decorate, remodel, repair, alter, or otherwise prepare the premises for re-occupancy.

(d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the building, to the extent permitted by law.

(e) To take any and all measures, including inspections, repairs, alterations, additions and improvements to the premises or to the building as may be necessary or desirable for the safety, protection or preservation of the premises or the building or the Landlord’s interest, or as may be necessary or desirable in the operation of the building.

The Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being guilty of an eviction or disturbance of the Tenant’s use or possession, and without being liable in any manner to the Tenant.

19.17 Default under other Lease. If the term of any lease, made by the Tenant for any other part of the building, shall be terminated or terminable after the making of this lease because of ally default by the Tenant under such other lease such fact shall empower the Landlord at the Landlord’s sole option to terminate this lease by notice to the Tenant.

19.18 Condition of the Premises. The taking of possession or the premises by the Tenant shall be conclusive evidence against the Tenant that the premises were in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to alter, remodel, or improve the premises, and no representation, respecting the condition of the premises have been made by the Landlord to the Tenant unless the same is contained herein, or made a part hereof. This lease does not grant, any rights to light or air over property, except over public streets kept open by public authority.

19.20 Receipt of Money After Notice. No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the premises shall renew, reinstate, continue or extend the term of this lease or affect any such notice, demand or suit.

19.19 Landlord Repairs. All building systems, including but not limited to the heating, plumbing, electrical and mechanical equipment will be delivered in good operating condition.

19.21 Effective Date. Submission of this instrument for examination does not constitute a reservation of or option for the premises. This instrument becomes effective as a lease upon execution and delivery by both Landlord and Tenant, except as provided in Section 19.23

19.22 Corporate Authority. All corporate Tenants shall exhibit and deliver to Landlord or Landlord’s attorney such documents, including certified copies of resolutions of the corporation’s board of directors that may be reasonably required by Landlord or Landlord’s attorney, evidencing the corporation’s authority to execute and deliver this Lease. Notwithstanding anything herein to the contrary, this instrument shall not be effective until such time as Landlord or Landlord’s attorney shall have approved any documents requested by Landlord pursuant to this paragraph.

19.23 Attorneys’ Fees. In the event either party incurs any legal costs or expenses in connection with the enforcement of its rights hereunder, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs, in addition to such other damages as may apply.

19.24 Security Deposit. To secure the faithful performance by Tenant of all of the covenants, conditions and agreements in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed, including, but not without limiting the generally of the foregoing, such covenants, conditions, and agreements in this Lease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited herewith the sum of Six Thousand Seven Hundred and Fifty Dollars and no/100 ($6,750.00) with Landlord, Dickal 770 L.L.C. (“Agent”) as a Security Deposit on the understanding: (a) that such deposit or any part or portion thereof not previously applied, or from time to time, such one or more parts or portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) that should the Leased Premises be conveyed by Landlord or should Agent cease to be the agent of Landlord (or of the beneficiary of Landlord, if Landlord is an Illinois land trust), the deposit or any portion thereof not previously applied may be turned over to Landlord’s grantee or the new agent, as the case may be, and if the same be turned over as aforesaid, the Tenant hereby released Landlord and Agent from any and all liability with respect to the deposit and/or its application or return, and the Tenant agrees to look to such grantee or agent, as the case may be, for such application or return; (c) that Landlord shall have no personal liability with respect to said sum and Tenant shall look exclusively to Agent or its successors pursuant to subparagraph (b) hereof for return of said sum on the termination of this lease; (d) that Agent or its successor shall not be obligated to hold said deposit as a separate fund, but on the contrary may commingle with the same with its other funds; (e) that if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions, and agreements in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed, observed, the sum deposited or the part or portion thereof not previously applied shall be returned to the Tenant without interest no later that thirty (30) days after the expiration of the term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to the Landlord at the expiration of said term or any extension or renewal thereof as provided herein; and (f) that Agent on behalf of itself and its successors, reserves the right, at its sole option, to return to Tenant said deposit or what may then remain thereof, at any time prior to the date when Agent, or its successors is obligated hereunder to return the same, but said return shall not in any manner be deemed to be a waiver of any default of the Tenant hereunder then existing nor to limit or extinguish any liability of Tenant hereunder.

19.25 Mortgagee’s Responsibility for Security Deposits. The Tenant agrees that it shall have no right of action, counter-claim or set-off against Landlord’s mortgage for the return or reimbursement of any security deposit required by the terms of this instrument. Any lien on the demised premises that the tenant has or may hereafter have to secure the return or reimbursement for any security deposit shall be and is subject and subordinate at all times to the lien of mortgage or mortgages now or hereafter in force against the demised premises. Further, the Tenant hereby waives any right it may have against Landlord’s mortgagee, and expressly exculpates Landlord’s mortgagee from any and all liability to return or reimburse Tenant for any deposits made with Landlord, if any, to secure the payment of real estate taxes. If this provision becomes operative, then notwithstanding the provisions of Paragraph 19. (b), Tenant may- look to the Landlord and Agent for such application or return. The foregoing exculpation of Landlord’s mortgagee shall not apply in the event such mortgagee actually receives Tenant’s security deposits or any other deposits made by Tenant to Landlord hereunder.

19.26 RULES PERTAINING TO VEHICLES. Tenant shall not park any automobiles, vehicles, or equipment which will interfere with the ingress or egress of other Tenants or the public and agrees not to permit any non-operating motor vehicles to be stored on the premises. Landlord will grant Tenant trailer parking for up to five (5) trailers in the northwest parking area as outlined in Exhibit C. Tenant will be responsible for the Landlord’s cost to repair the parking lot or drive isles damaged as a result of the trailer parking.

19.27 RULES PERTAINING TO DUMPSTERS AND OUTSIDE STORAGE. Tenant shall keep all dumpster(s) within the Premises. If Tenant requires exterior dumpster storage, the dumpster will be located in the rear of the Premises. Tenant, should Tenant require exterior dumpster storage, Tenant will responsible for the cost and installation of any exterior dumpster enclosure(s), at such time as the Village of Elk Grove may require dumpster enclosure(s). Tenant shall not store or cause to store anything outside of their Leased Premises. Tenant will be responsible for any fines which may be levied by the Village of Elk Grove for outside storage related violations caused by Tenant.

19.28 TENANT WASHROOM ACCCESS. Landlord will grant Tenant access to the lunchroom and one (1) washroom. Tenant is responsible for maintaining the lunchroom and washroom In a neat, clean and safe condition. The remainder of the office will be excluded from the Tenant space and Tenant is not to enter or use this space for any purpose.

19.26 Option to Terminate. Tenant may terminate this Lease on October 31, 2011 with ninety (90) days prior written notice to Landlord. Tenant must not be in default of any Lease term(s), at the time of Tenant’s written notice or on October 31, 2011. If Tenant is in default, the Option to Terminate will be null and void. Tenant will be responsible for all obligations of the Lease through the date of termination and the property is to be returned to the Landlord as required in the Lease.

XX. LIMIT ON LANDLORD’S LIABILITY

20.0 Limit Clause. Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord and building(s) owned by Landlord comprising the Demised Premises for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant’s remedies.

XXI. COMPLIANCE WITH ENVIRONMENTAL LAWS

21.0 During the term of the Lease, Tenant shall fully comply with any and all laws or rules and regulations promulgated thereunder relating to the Premises and Tenant’s use thereof, including, but not limited to, the Occupational Safety and Health Act, 29 U.S.C., Sections 651, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Resource Conservation and Recovery Act, 42 U . S . C . Section 6901, et seq.; the Clean Air Act, 42 U.S.C.

Sections 7901, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Re-authorization Act, 42 U.S.C. Sections 9601, et seq.; the National Environmental Policy Act, 42 U.S.C. Sections 4231, et seq.; the Refuse Act, 33 U.S.C. Sections 407, et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 11001, et seq.; or any other federal, state or local law, ordinance and/or regulation promulgated under each of those statutes and any amendments thereto, as well as applicable Department of Transportation regulations. Tenant shall notify Landlord immediately if Tenant receives any notice of non-compliance with any laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above.

Tenant shall not cause or permit its business in the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process hazardous substances, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations. Tenant shall notify Landlord Immediately if Tenant learns of any non-compliance or of any facts (such as existence of any release or the threat of release of hazardous substances at, on, from or beneath the surface of the Premises) which could give rise to a claim of non-compliance with such laws or rules and regulations promulgated thereunder.

21.1 During the term of the Lease, Tenant shall obtain, shall fully comply with, and shall maintain in full force and effect all governmental licenses, permits, registrations and approvals (federal, state, local, county and foreign) necessary to conduct its business in the Premises including, but not limited to, those required by the statutes enumerated above in Paragraph 1. During the term of the Lease, Tenant shall keep a copy of all such permits at the Premises and shall make the same available at all times for Landlord’s inspection.

Tenant warrants and represents that if during the term of the Lease any violations are recorded or any notices are received with respect to any of such licenses, permits, registrations and approvals or if a proceeding is commenced or threatened to revoke or limit any of them, Tenant shall notify Landlord immediately.

21.2 In addition to all other indemnities under the Lease. Tenant hereby assumes for itself and for its successors and assigns any and all environmental, health and safety liabilities or obligations relating to the Premises and or Tenant’s use of Premises, including, but not limited to, any liabilities or obligations in breach of the obligations imposed by Paragraphs 1 and 2 hereof on Tenant and its successors and assigns. Tenant for itself and its successors and assignees shall indemnify, defend and hold Landlord, its successors, assigns, owners and affiliates harmless from and against any claims, demands, liabilities and damages (including, but not limited to, attorney’s fees and court costs) arising out of or in connection with any environmental contamination or pollution of the Premises, the existence on, or removal from, the Premises of any hazardous substance. The obligations of this Paragraph shall survive the expiration or termination of this Lease.”

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written,

Dickal 770 L.L.C. (Landlord)	Power Great Lakes, Inc. (Tenant)

/s/ Kenneth Winemaster
Signature	Signature

Agent For Dickal 770, LLC R. De Salvo Jr.	Kenneth Winemaster
Printed	Printed

EXHIBIT A – 770-780 Arthur Ave., Elk Grove Village, Illinois

Parcel 1:

Lot 1 in C.M.S. Resubdivision of Lot 282 (except the South 108.00 Feet of the West 65.00 Feet) in Centex Industrial Park Unit 162 being a Subdivision in Southwest Quarter of Section 34, Township 41 North, Range 11, East of the Third Principal Meridian, and Lot 1 in Resubdivision of Lot 388 in Centex Industrial Park Unit 236 being a Subdivision in the South Half of the South West Quarter of Section 34 aforesaid, and the South 108.0 Feet of the West 65.0 Feet of Lot 282 in Centex Industrial Park Unit 162 aforesaid, in Cook County, Illinois.

Parcel 2:

Easement for appurtenant and for the benefit of that part of Parcel 1 lying North of a Line 26 Feet South of the most Southerly North Line of Lot 1 aforesaid, (except the West 65 Feet thereof) as created by Easement appurtenant and for the benefit of Parcel 1 as created by Grant of Easement made by and between Servomation Corporation, a Corporation of Delaware and Midwest Bank and Trust Company, as Trustee under Trust Agreement dated August 31, 1978 and known as Trust Number 78-08-2680 dated November 15, 1983 and recorded February 7, 1984 as Document 26959651 for storm water detention over the following described land:

That Part of Lot 2 of CMS Resubdivision of Lot 282 (except the South 108.00 Feet of the West 65.0 Feet) in Centex Industrial Park Unit 162, being a Subdivision in the South West  1/4 of Section 34, Township 41 North, Range 11 East of the Third Principal Meridian and Lot 1 in Resubdivision of Lot 388 in Centex Industrial Park Unit 236, being a Subdivision in the South  1/2 of the South West  1/4 of Section 34 aforesaid, and the South 108.00 Feet of the West 65.0 Feet of Lot 282 in Centex Industrial Park Unit 162, aforesaid, in Cook County, Illinois described as follows:

Beginning at the most Southerly South West Corner of Lot 2 of CMS Resubdivision for the Point of Beginning; thence North 000 degrees, 12 Minutes, 53 Seconds East along the most Easterly West Line of said Lot, a distance of 82.0 Feet; thence South 089 Degrees, 59 Minutes, 40 Seconds East 117.73 Feet; thence South 084 Degrees, 27 Minutes, 04 Seconds East 43.47 Feet; thence South 067 Degrees, 14 Minutes, 01 Seconds East 50.02 Feet; thence South 053 Degrees, 38 Minutes, 56 Seconds East 77.39 Feet to the Southeasterly curved line of Lot 22 aforesaid; thence Southwesterly along the last described line, being an Arc of a circle Convex Northwesterly and having radius of 160.0 Feet for a distance of 15.86 Feet to the most Southerly South Line of said Lot 2; thence North 089 Degrees, 59 Minutes, 40 Seconds West along the most Easterly South Line, a distance of 260.12 Feet to the Point of Beginning in Cook County, Illinois.

Pin 08-34-301-028	770 Arthur Avenue
Elk Grove Village, Illinois

EXHIBIT B–770-780 Arthur Ave., Elk Grove Village, Illinois

Rules and Regulations

1. In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control. Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants. Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2. The sidewalks, walks, and driveways of the Premises shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises. No skateboards, roller skates, roller blades or similar items shall be used in or about the Project.

3. Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises.

4. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Project except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant.

5. Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Project without the Landlord’s prior written approval. Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

6. Tenant shall not cause or permit any odors to permeate in or emanate from the Premises, or permit any use in a manner offensive or objectionable to Landlord or other occupants of the Premises by reason of light, radiation, magnetism, noise, odors and/or vibrations.

7. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

8. Tenant will be responsible for providing a key, which will operate all exterior doors, to the local Fire Department to be placed in the Knox Box for the Fire Department’s exclusive use in an emergency situation. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

9. Tenant shall give immediate notice to Landlord in case of known theft or accident in the Premises, or of known defects therein or in any roof, structure, fixtures or equipment, or of any known emergency in the Premises.

10. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord’s prior written permission.

11. No animals or birds shall be brought or kept in or about the Premises, with the exception of guide dogs accompanying visually handicapped persons.

12. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord’s prior written consent.

13. Tenant shall not place, install or operate within the Premises or any other part of the Premises any engine, excluding lift trucks, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

14. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

15. Tenant shall at all times keep the Premises neat and orderly.

16. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

17. All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes. Tenant shall obtain written approval from the building manager prior to commencement of any such modifications and shall deliver as built plans to the building manager upon completion.

18. Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

19. Tenant shall not park (and shall insure that Tenant’s employees, agents and invitees do not park) in any reserved parking spaces. Any vehicle improperly parked, or parked in any unauthorized parking area shall be towed at the vehicle owner’s expense and without further or additional notice.

20. Persons using the parking facilities do so at their own risk. Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred users of the parking facilities, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof as a result of the operation or parking of vehicles in the parking facilities.

21. Smoking is not permitted within the Premises. Tenant will not permit any of its’ employees, business invitees, or guests, to use within the Premises any lit smoking devices of any kind whatsoever. Should Tenant choose to permit smoking within their own leased Premises, with notice to Landlord, then Tenant shall be entirely responsible for the containment of any smoke odors that may emanate from said Premises, affecting the “smoke free” environment of others within the Building. Landlord shall notify Tenant in writing of any smoke odor violation, and Tenant shall have thirty (30) days to take whatever steps are necessary to correct the problem. If whatever steps taken by Tenant do not correct the problem, Tenant shall make the Premises non-smoking.

EXHIBIT C–770.780 Arthur Ave., Elk Grove Village, Illinois

Trailer Parking

Trailer(s) will be parked in the 65’ x 82’, northwest parking lot area only. Access to the trailer parking area will be by way of the north driveway, along the north wall of the building, only. Tenant will be responsible for any driveway damage with is caused in association with this trailer parking.

Building Location / Site Plan